SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

OPTIONSXPRESS HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	20-1444525
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

39 South LaSalle Street, Suite 220
Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to:		If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to:
General Instruction A.(c), please check the following box.	☒	General Instruction A.(d), please check the following box	☐

Securities Act registration statement file number to which this form relates: 333-119967

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, par value $0.0001 per share	The Pacific Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered.

The description of the Common Stock, par value $0.0001 per share (the “Common Stock”), of optionsXpress Holdings, Inc. (the “Company”), as included under the caption “Description of Capital Stock” in the prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on October 26, 2004 (Registration No. 333-119967), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference.  In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.  Capitalized terms used herein and not otherwise defined having the meanings assigned to them in the Registration Statement.

Item 2.    Exhibits.

Number	Description
1.	Form of Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 of the Registration Statement.

2.	Form of Amended and Restated By-Laws of the Company, incorporated by reference to Exhibit 3.2 of the Registration Statement.

3.	Form of Certificate of Common Stock of the Company, incorporated by reference to Exhibit 4.1 of the Registration Statement.

4.

Registration Agreement, dated as of January 15, 2004, by and among investment funds affiliated with Summit Partners, L.P. and stockholders listed on the signature pages thereto, incorporated by reference to Exhibit 4.2 of the Registration Statement.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 26, 2005	optionsXpress Holdings, Inc.
(Registrant)

	By:	/s/ David A. Fisher
	Name:	David A. Fisher
	Title:	Chief Financial Officer